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                                                                    EXHIBIT 10.5



                                                January 12, 2004


Mr. John W. Bachmann
Managing Director
Edward Jones
12555 Manchester Road
St. Louis, MO 63131-3279

Dear John:

         This will confirm the following agreement relating to the deferral of your director's fees in 2004.

         1. All director's fees and retainers ("Fees") payable to you in connection with your service on the boards of directors (including committees of such boards) of AMR Corporation and American Airlines, Inc. for the period January 1, 2004 through December 31, 2004, will be deferred and paid to you in accordance with this letter agreement.

         2. Fees will be converted to Stock Equivalent Units in accordance with the Directors' Stock Equivalent Purchase Plan, a copy of which is attached hereto as Exhibit A (the "Plan").

         3. Within 30 days of the date when you cease to be a Director of AMR Corporation, the Stock Equivalent Units accrued pursuant to the Plan will be converted to cash and paid to you by multiplying the number of such Stock Equivalent Units by the arithmetic mean of the high and the low of AMR stock ("fair market value") during the month when you ceased to be a Director of AMR Corporation.

         4. AMR's obligation to make the payment pursuant to paragraph 3 hereof will not be released or modified by reason of your death. In such event, the number of Stock Equivalent Units as of your date of death will be multiplied by the fair market value of AMR stock during the calendar month immediately preceding your death, and the amount paid to Katharine Bachmann.

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         If the foregoing is satisfactory to you, please indicate by signing one of the originals (two are enclosed) and returning it to me.



                                                    Very truly yours,



                                                    Charles D. MarLett
                                                    Corporate Secretary


Accepted and agreed:




/s/ John W. Bachmann
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John W. Bachmann


1/23/2004
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Date